UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2007

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2007 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation (the “Company”) held on June 7, 2007 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated 1999 Incentive Compensation Plan (the “Incentive Plan”) that (i) increased the maximum number of shares of Class A Common Stock of the Company reserved for issuance under the Incentive Plan by an additional 3,500,000 shares from 38,261,580 to 41,761,580 share of Class A Common Stock, and (ii) reconfirmed the various performance goals which may be utilized in establishing specific targets to be attained as a condition to the vesting of one or more cash or stock-based awards under the Incentive Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code.

The following is a summary of certain principal features of the Incentive Plan. This summary is in all respects qualified by, and subject to, the actual terms and provisions of the Incentive Plan, a copy of which is attached to this Form 8-K as Exhibit 10.1. All share numbers in this Form 8-K and the Incentive Plan reflect the two-for-one split of the Class A Common Stock effected on June 17, 2004 and all prior stock splits.

General

The purpose of the Incentive Plan is to:

•	aid us in motivating certain employees, non-employee Directors and independent contractors to put forth maximum efforts toward our growth, profitability and success; and

•

provide incentives which will attract and retain highly qualified individuals as employees and non-employee Directors and to assist in aligning the interests of such employees and non-employee Directors with those of our stockholders.

Pursuant to the Incentive Plan, all of our employees, all of our non-employee Directors and all of our independent contractors are eligible to receive awards that may be stock-based or payable in cash. However, the maximum number of shares of Class A Common Stock which may be issued to any one participant over the term of the Incentive Plan is limited to 9,000,000 shares, subject to adjustment, for among other things, a merger, consolidation, reorganization, stock split, or other change in capital structure. Additionally, the maximum dollar amount which any participant may be paid in cash pursuant to awards under the Incentive Plan is limited to $10,000,000 over the term of the Plan. Stockholder approval of the amendment to the Incentive Plan also constituted re-approval of those limitations for purposes of Internal Revenue Code Section 162(m). Such limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the Incentive Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more other awards under the Incentive Plan may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those awards is tied to the attainment of one or more of the corporate performance milestones which are discussed below in the section entitled “Performance Vesting” and which were re-approved by the stockholders.

The Incentive Plan terminates on April 13, 2009, unless sooner terminated by the Board of Directors. The Board may amend the Incentive Plan, except that no such action can adversely affect awards previously granted. Without stockholder approval, the Board may not:

•	increase the total amount of the Class A Common Stock allocated to the Incentive Plan (except for permitted adjustments in connection with changes to our capital structure as described below);

•

increase the maximum amount of the Class A Common Stock that may be issued to any individual under the Incentive Plan pursuant to all awards measured in Class A Common Stock (except for permitted adjustments in connection with changes to our capital structure as described below);

•	reprice any outstanding stock options or stock appreciation rights;

•	increase the maximum dollar amount that may be paid to any one individual under the Incentive Plan pursuant to all awards measured in cash;

•	modify the requirements as to eligibility for awards; or

•	materially amend the Incentive Plan.

Additionally, stockholder approval is necessary if an amendment is required by the stock exchange or national market system on which the Class A Common Stock is listed. Further stockholder approval will be necessary if any future amendment is considered material in the reasonable judgment of the Compensation Committee.

The Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Incentive Plan, the Compensation Committee has the authority, among other things, to do the following:

•	determine eligibility for participation;

•	determine the type, size and terms of each award;

•	issue administrative guidelines and make rules as an aid to administer the Incentive Plan;

•	grant waivers of terms, conditions, restrictions and limitations; and

•	accelerate the vesting of any award.

Eligibility

As of March 31, 2007, approximately 43,400 employees (including 5 executive officers), 4 non-employee Directors, together with an indeterminate number of independent contractors, were eligible to receive awards under the Incentive Plan.

Types of Awards

Several types of awards are provided for by the Incentive Plan. The awards may be measured in shares of Class A Common Stock or in cash. An award may be designated as a stock option, stock appreciation right, stock award, stock unit, performance share, performance unit or cash.

Stock Options. The Incentive Plan provides for the granting of options intended to qualify as incentive stock options, or ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan also provides for the granting of non-qualified stock options, or NQSOs. ISOs may only be granted to employees, and, NQSOs may be granted to employees, non-employee Directors and independent contractors. Except in the event of option assumptions effected under the Incentive Plan in connection with our acquisitions of other companies or businesses, all ISOs and NSOs granted under the Incentive Plan must have an exercise price not less than 100% of fair market value of the underlying shares on the grant date. Unless the Compensation Committee specifies otherwise, options granted under the Incentive Plan will vest and become exercisable in four successive equal annual installments upon the optionee’s completion of each year of service over the four-year period measured from the grant date. Under the Incentive Plan, ISOs and NQSOs expire 10 years after the grant, subject to earlier termination following cessation of employment.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) entitle their recipients to receive payments in cash, Class A Common Stock or a combination as determined by the Compensation Committee. Any such payments will represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the exercise date over the exercise price (which may not less than the fair market value of the Class A Common Stock on the grant date of the SAR or the grant date of any award which the SAR replaces).

Stock Awards. A stock award consists of shares of Class A Common Stock, subject to such terms and conditions as determined by the Compensation Committee. A grantee of a stock award has all of the rights of a holder of shares of Class A Common Stock, unless otherwise determined by the Compensation Committee on the date of grant.

Stock Units. A stock unit is a hypothetical share of Class A Common Stock represented by a notional account maintained for the grantee of the stock unit. Stock units are subject to such terms and conditions as determined by the Compensation Committee. A stock unit will provide for payment in shares of Class A Common Stock at such time as the award agreement shall specify. The Compensation Committee has the sole discretion to pay the stock unit in Class A Common Stock, cash or a combination.

Performance Shares. A performance share award consists of shares of Class A Common Stock, subject to such terms and conditions as determined by the Compensation Committee, including, among other things, the designation of the performance goals which must be attained as a condition for determining the number and/or value of the performance shares that will be paid out or distributed. The Compensation Committee has the sole discretion to pay the performance share in Class A Common Stock, cash or a combination.

Performance Unit. A performance unit award consists of hypothetical shares of Class A Common Stock represented by a notional account maintained for the grantee of the performance unit award. Performance units are subject to such terms and conditions as determined by the Compensation Committee, including, among other things, the designation of the performance goal or goals which must be attained as a condition for determining the number and/or value of the performance units that will be earned. The Compensation Committee has the sole discretion to pay the performance units in Class A Common Stock, cash or a combination.

Cash Awards. The Compensation Committee may grant cash awards subject to such terms and conditions as it determines appropriate.

Performance Vesting. To assure that the compensation attributable to one or more awards made under the Incentive Plan will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more awards of stock, stock units, performance shares, performance units or cash so that the shares of Class A Common Stock subject to those particular awards or the cash value of those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria, each of which was re-approved and reconfirmed by the stockholders upon their approval of the amendment to the Incentive Plan: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Class A Common Stock or any of our other publicly-traded securities; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and stock-based compensation expense; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs. The performance goals may be subject to adjustment for one or more of the following items: extraordinary, unusual or non-recurring items of gain, loss or expense; items of gain, loss or expense related to (a) the disposal of a business or discontinued operations or (b) the operations of any business acquired by the Company; accruals for reorganization and restructuring cost and expenses; and items of gain, loss or expense attributable to changes in tax laws and regulations, accounting principles or other applicable laws or regulations.

Vesting Period for Certain Awards. Awards other than stock option grants and stock appreciation rights will be subject to the following minimum vesting periods: if such award is subject to performance criteria, vesting will occur over a performance period of at least 12 months in one or more installments over that period; and if such award is not subject to performance criteria, vesting will occur over a service period of at least three years, with such vesting to occur in equal installments over such three-year period.

Termination of Employment. In the event a grantee’s employment is terminated due to death or disability, all non-vested portions of awards are forfeited. All vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the stock option or SAR or twelve months following the date of death or disability. If a grantee’s employment is terminated for cause, as defined in the Incentive Plan, all awards, whether vested or non-vested, are forfeited. If a grantee’s employment is terminated for any other reason other than for cause or due to death or disability, all non-vested portions of awards are forfeited, and all vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the award or 90 days following the date of termination. Notwithstanding the above, the Compensation Committee may, in its discretion, provide that:

•

the vesting of any or all non-vested portions of stock options or SARs held by a grantee on the date of his or her death or termination shall be accelerated and remain exercisable for the term of the stock option or SAR;

•

any or all vested portions of non-qualified stock options or SARs held by a grantee on the date of his or her death or termination shall remain exercisable until a date that occurs on or prior to the date the stock option or SAR is scheduled to expire; and/or

•

any or all non-vested portions of stock awards, stock units, performance shares, performance units and/or cash awards held by a grantee on the date of his or her death or termination shall become vested on a date that occurs on or prior to the date the award is scheduled to vest.

However, no vesting requirements tied to the attainment of performance measures may be waived with respect to awards that are intended at the time of grant to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of a change of control or certain involuntary terminations of service or employment prior to the completion of the performance period.

Transferability. Generally, all awards under the Incentive Plan are nontransferable except by will or in accordance with the laws of descent and distribution. Stock options and SARs are exercisable only by the grantee during his or her lifetime. The Compensation Committee, in its discretion, may permit the transferability of a stock option (other than an ISO) by a grantee to members of his or her immediate family or trusts or other similar entities for the benefit of such person.

Change in Control

Upon the occurrence of a change in control of Cognizant, as defined in the Incentive Plan, with certain exceptions, the Compensation Committee has the discretion to, among other things, accelerate the vesting of outstanding awards, cancel one or more outstanding awards in return for a cash payment equal to the value of the cancelled award or provide that an award be assumed by the entity which acquires control of us or be substituted by a similar award under such entity’s compensation plan.

Changes in Capitalization

In the event of any of the following transactions affecting the outstanding shares of Class A Common Stock without our receipt of consideration: any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or in the event of any spin-off transaction or extraordinary dividend or distribution resulting in a substantial reduction to the fair market value of the outstanding Class A Common Stock, equitable adjustments will be made to (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted awards under the Incentive Plan measured in terms of Class A Common Stock, (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding stock option and stock appreciation right and (iv) the number and/or class of securities subject to each other outstanding award under the Incentive Plan and the cash consideration (if any) payable per share All such adjustments will be made in such manner as the Compensation Committee deems appropriate in order to preclude any dilution or enlargement of benefits under the Incentive Plan and the outstanding awards thereunder.

Federal Tax Aspects of the Incentive Plan

The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the Incentive Plan.

Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect the withholding taxes applicable to such income from the optionee.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect the withholding taxes applicable to such income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock Awards. The recipient of unvested shares of Class A Common Stock issued under the Incentive Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Stock/Phantom Units. No taxable income is recognized upon receipt of a stock/phantom unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect the withholding taxes applicable to such income from the holder. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the Incentive Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with other awards will be subject to the $1 million limitation, unless the vesting of those awards tied solely to one or more of the performance milestones described above under the section entitled “Performance Vesting”.

Tax Withholding

The Compensation Committee may provide any or all holders of stock options, stock appreciation rights or other stock or stock-based awards under the Incentive Plan with the right to utilize either or both of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares, or the subsequent vesting of any unvested shares issued to them:

•

Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the exercise of such options or stock appreciation right or upon the issuance of vested shares or the vesting of unvested shares, a portion of those shares with an aggregate fair market value equal to the withholding taxes (at the minimum statutory withholding rate) and make a cash payment on the individual’s behalf directly to the appropriate taxing authorities in an amount equal the fair market value of the withheld shares.

•	Stock Delivery: The election to deliver to us shares of Class A Common Stock previously acquired by such holder with an aggregate fair market value equal to the applicable withholding taxes.

Accounting Treatment

Pursuant to the accounting standards established by SFAS 123R, we are required to expense all stock-based compensation, commencing with the 2006 fiscal year which began on January 1, 2006. Accordingly, stock options and stock appreciation rights payable in stock which are granted to our employees and non-employee Directors have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value then has to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Similar option expensing was required for any unvested options outstanding on the January 1, 2006 effective date, with the grant date fair value of those unvested options to be expensed against our reported earnings over the remaining vesting period. For shares issuable upon the vesting of stock/phantom units awarded under the Incentive Plan, we are required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any shares are unvested at the time of their direct issuance under the Incentive Plan, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Stock options and stock appreciation rights granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, such charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

Item 8.01.	Other Events.

In addition to the approval of an amendment to the Incentive Plan as set forth in Item 5.02 above, at the Annual Meeting, the stockholders of the Company reelected Lakshmi Narayanan and John E. Klein as Class I directors to serve until the 2010 Annual Meeting of Stockholders.

At the Annual Meeting, stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cognizant Technology Solutions Corporation Amended and Restated 1999 Incentive Compensation Plan (as amended and restated through April 26, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY
SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Vice President and General Counsel

Date: June 8, 2007